Exhibit 4.49
OFFICERS’ CERTIFICATE
OF
PEABODY ENERGY CORPORATION
     The undersigned, Walter L. Hawkins, Jr., the duly appointed and elected Vice President and Treasurer of Peabody Energy Corporation (the “Company”), and Jeffery L. Klinger, Secretary of the Company, pursuant to Sections 2.18(e) and (j) and 2 24(c), (d) and (g) of the First Supplemental Indenture, dated as of December 20, 2006 (the “Supplemental Indenture”), between the Company and U.S Bank National Association, as Trustee, relating to the Company’s 4 75% Convertible Junior Subordinated Debentures due 2066, each do hereby certify as follows:
     (1) Pursuant to Sections 2 18(e) and (j), effective November 23, 2007, the Conversion Rate shall be adjusted to equal 17.1078 (the Conversion Rate has been calculated as described in Annex A hereto);
     (2) Pursuant to Sections 2 24(c) and (d), the Stock Prices and Additional Shares set forth in the table in Section 2 24(e) shall be adjusted to equal the amounts set forth in the table below (the Stock Prices and Additional Shares have been calculated as described in Annex A)
Stock Price

Effective Date	$41.75	$47.18	$58.45	$66.05	$75.48	$84.92	$94.36	$141.53	$188.71	$235.89	$283.07
December 20, 2006	6.8430	5.6219	3.9758	3.2686	2.6490	2.2117	1.8909	1.0741	0.7316	0.5386	0.4131
December 15, 2007	6.8430	5.3170	3.6454	2.9407	2.3363	1.9205	1.6231	0.9034	0.6161	0.4555	0.3509
December 15, 2008	6.8430	4.9606	3.2491	2.5439	1.9565	1.5677	1.3006	0.7036	0.4816	0.3579	0.2769
December 15, 2009	6.8430	4.6136	2.8181	2.0954	1.5180	1.1592	0.9295	0.4838	0.3343	0.2499	0.1942
December 15, 2010	6.8430	4.3492	2.3755	1.5853	0.9928	0.6693	0.4946	0.2484	0.1748	0.1313	0.1024
December 15, 2011	6.8430	4.2753	2.0966	1.0522	0.0470	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
December 15, 2012	6.8430	4.2600	2.0879	1.0474	0.0467	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
December 15, 2013	6.8430	4.2471	2.0801	1.0432	0.0465	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
December 15, 2014	6.8430	4.2358	2.0727	1.0389	0.0463	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
December 15, 2015	6.8430	4.2283	2.0671	1.0357	0.0462	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
December 15, 2016	6.8430	4.2237	2.0611	1.0312	0.0459	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
December 15, 2021	6.8430	4.2943	2.0906	1.0449	0.0465	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
December 15, 2026	6.8430	4.4410	2.1553	1.0754	0.0478	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
December 15, 2031	6.8430	4.5807	2.2077	1.0980	0.0486	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
December 20, 2036	6.8430	4.7397	2.2506	1.1137	0.0492	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
     (3) The Stock Price set forth in Section 2.24(f)(ii) shall be adjusted to equal $283.07;
     (4) The Stock Price set forth in Section 2.24(f)(iii) shall be adjusted to equal $41 75; and
     (5) The total number of shares set forth in Section 2.24(g) shall be adjusted to equal 23 9508
     Capitalized terms used herein without definition have the meanings assigned to them in the Supplemental Indenture

     IN WITNESS WHEREOF, the undersigned have executed and delivered this Certificate as of November 26, 2007.

By:	/s/ Walter L. Hawkins, Jr
	Name:	Walter L. Hawkins, Jr
	Title:	Vice President and Treasurer

By:	/s/ Jeffery L.Klinger
	Name:	Jeffery L.Klinger
	Title:	Secretary

Annex A
PEABODY ENERGY CORPORATION
Notice of Adjustment of Conversion Rate
November 26, 2007
Holders of 4.75% Convertible Junior Subordinated Debentures due 2066
     This Notice is provided pursuant to Section 2.18(j) of the First Supplemental Indenture dated as of December 20, 2006 (the “Supplemental Indenture”), between Peabody Energy Corporation (the “Company”) and U.S Bank National Association, as Trustee, relating to the Company’s 4 75% Convertible Junior Subordinated Debentures due 2066 Capitalized terms used herein without definition have the meanings assigned to them in the Supplemental Indenture
1	On October 31,2007, the Company paid a special dividend to the holders of its Common Stock of one tenth (1/10) of a share of common stock of its subsidiary, Patriot Coal Corporation, per share of Common Stock of the Company (the “Share Dividend”). Pursuant to the Supplemental Indenture, as a result of the Share Dividend, the Conversion Rate is required to be adjusted by multiplying the Conversion Rate in effect on October 22, 2007, the Record Date for the Share Dividend, by a fraction, (i) the numerator of which shall be (x) the average of the Closing Sale Prices of the Company’s Common Stock for the ten Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date for such distribution on the NYSE, plus (y) the market value distributed per share of the Company’s Common Stock based upon the average of the Closing Sale Prices of the security distributed for the ten Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date for such distribution on the NYSE and (ii) the denominator of which shall be the average of the Closing Sale Prices of the Company’s Common Stock for the ten Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date for such distribution on the NYSE

Conversion Rate (as adjusted for the Share Dividend) =	16.1421 x	$52.59+ $3.15 $52 59	= 17.1078
2.	The effective date of the adjusted Conversion Rate shall be November 23, 2007.

3.	The following table sets forth the adjusted Stock Prices and number of Additional Shares issuable per $1,000 principal amount of Debentures in the event a Holder elects to convert Debentures in connection with a Non-Stock Change of Control

4.
Stock Price

Effective Date	$41.75	$47.18	$58.45	$66.05	$75.48	$84.92	$94.36	$141.53	$188.71	$235.89	$283.07
December 20, 2006	6.8430	5.6219	3.9758	3.2686	2.6490	2.2117	1.8909	1.0741	0.7316	0.5386	0.4131
December 15, 2007	6.8430	5.3170	3.6454	2.9407	2.3363	1.9205	1.6231	0.9034	0.6161	0.4555	0.3509
December 15, 2008	6.8430	4.9606	3.2491	2.5439	1.9565	1.5677	1.3006	0.7036	0.4816	0.3579	0.2769
December 15, 2009	6.8430	4.6136	2.8181	2.0954	1.5180	1.1592	0.9295	0.4838	0.3343	0.2499	0.1942
December 15, 2010	6.8430	4.3492	2.3755	1.5853	0.9928	0.6693	0.4946	0.2484	0.1748	0.1313	0.1024
December 15, 2011	6.8430	4.2753	2.0966	1.0522	0.0470	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
December 15, 2012	6.8430	4.2600	2.0879	1.0474	0.0467	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

December 15, 2013	6.8430	4.2471	2.0801	1.0432	0.0465	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
December 15, 2014	6.8430	4.2358	2.0727	1.0389	0.0463	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
December 15, 2015	6.8430	4.2283	2.0671	1.0357	0.0462	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
December 15, 2016	6.8430	4.2237	2.0611	1.0312	0.0459	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
December 15, 2021	6.8430	4.2943	2.0906	1.0449	0.0465	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
December 15, 2026	6.8430	4.4410	2.1553	1.0754	0.0478	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
December 15, 2031	6.8430	4.5807	2.2077	1.0980	0.0486	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
December 20, 2036	6.8430	4.7397	2.2506	1.1137	0.0492	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
The adjusted Stock Prices equal the prices per share applicable immediately prior to such adjustment, multiplied by a fraction, (i) the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and (ii) the denominator of which is the Conversion Rate as so adjusted.

If the Stock Price is more than $283.07, subject to adjustment, the number of Additional Shares will be zero.

If the Stock Price is less than $41.75, subject to adjustment, the number of Additional Shares will be zero.

In no event will the total number of shares of Common Stock issuable upon conversion of a Debenture (after giving effect to any Additional Shares issuable pursuant to Section 2.24 of the Supplemental Indenture) exceed 23.9508 per $1,000 principal amount of Debentures, subject to adjustment in the same manner and for the same events as the Conversion Rate may be adjusted pursuant to Section 2.18 of the Supplemental Indenture.

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